SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported):February 18, 2002

                            SUPREMA SPECIALTIES, INC.
             (Exact name of registrant as specified in its charter)



         New York                      0-19263                11-2662625
(State or other jurisdiction         (Commission           (I.R.S. Employer
    of incorporation)                File Number)         Identification No.)


510 East 35th Street, Paterson, New Jersey                          07543
(Address of Principal executive offices)                          (Zip Code)

      Registrant's telephone number, including area code: (973) 684-2900

         Former name or former address, if changed since last report

Item 4.  Changes in Registrant's Certifying Accountant.

(a)(1)

     (i) On February 18, 2002 BDO Seidman, LLP ("BDO") resigned as the independent auditors for Suprema Specialties, Inc. (the "Company").

     (ii) The reports of BDO on the financial statements of the Company for the fiscal years ended June 30, 2000 ("Fiscal 2000") and June 30, 2001 ("Fiscal 2001") did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     (iii) Neither the Company's Board of Directors nor the Audit Committee of the Board of Director's recommended or approved a change in the Company's auditors.

     (iv) During Fiscal 2000 and Fiscal 2001 and the period from the end of Fiscal 2001 until February 18, 2002 there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BDO would have caused it to make reference to the matter in their report on the Company's financial statements.

     (v) BDO has indicated to the Company that the following were among the factors BDO considered in deciding to resign: (1) the resignation of both the Company's Chief Financial Officer and its Controller in December 2001, (2)the recent seizure of certain financial and other corporate records from the Company's principal executive offices by representatives of certain government agencies, (3)the uncertainties regarding the outcome of the investigation of the Company's financial records being conducted by the Audit Committee of the Company's Board of Directors and by Deloitte & Touche LLP, who have been engaged to assist the Audit Committee in the investigation and (4) the inability of BDO to determine whether (a) the Company has the internal controls necessary to develop reliable financial statements, (b) the Company's prior financial statements contained any material inaccuracies or (c) BDO could continue to rely on the representations of the Company's management.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c). Exhibits.

         16. Letter from BDO Seidman, LLP regarding change in certifying accountant.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         SUPREMA SPECIALTIES, INC.


                                         By:  /s/ S. Douglas Hopkins
                                                  -----------------------
                                                  S. Douglas Hopkins
                                                  Chief Executive Officer

Date: February  25, 2002


                                      -3-